UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A (RULE 14a-101) SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by the Registrant  Filed by a Party other than the Registrant  Check the appropriate box:  Preliminary Proxy Statement.  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).  Definitive Proxy Statement.  Definitive Additional Materials.  Soliciting Material Pursuant to §240.14a-12. TCG BDC, Inc. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):  No fee required.  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies: (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction: (5) Total fee paid:  Fee paid previously with preliminary materials.  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

URGENT REQUEST - WE NEED YOUR VOTE September 18, 2020 Dear Fellow Stockholder: The Special Meeting of Stockholders of TCG BDC is scheduled to be held on September 29, 2020.  Your vote is extremely important.  Failure to obtain a quorum for the special meeting may cause an adjournment of the meeting until such voting requirement is obtained. Independent Proxy Firms Recommend Voting "FOR" The Proposal. The two leading independent proxy advisory firms advising institutional investors, ISS and Glass Lewis & Co., have published their analyses recommending that shareholders should vote "FOR" the Special Meeting Proposal We have enclosed another proxy card to enable you to vote your shares for this very important special meeting.  We encourage you vote as soon as possible. If you have any questions or need additional information, please feel free to call our proxy solicitor at +1 (866)-304-5477 Sincerely, Linda Pace Chief Executive Officer, President and Chair THREE WAYS TO VOTE ONLINE PHONE MAIL PROXY QUESTIONS? WWW.PROXYVOTE.COM WITH A PROXY CARD VOTE PROCESSING Call 1-866-304-5477 Please have your proxy card Call 1-800-690-6903 with Mark, sign and date in hand when accessing the a touch-tone phone to vote your ballot and return website. There are easy-to-follow using an automated system. it in the postage-paid directions to help you complete envelope provided. the electronic voting instruction form. R09350-LTR